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                                                                     EXHIBIT XII

        FIRST AMENDMENT TO LOAN DOCUMENTS, CONSENT AND LIMITED RELEASE
        --------------------------------------------------------------

         THIS FIRST AMENDMENT TO LOAN DOCUMENTS, CONSENT AND LIMITED RELEASE (this "Amendment") is dated as of January 29, 1999 and is by and between Prime Group VI, L.P., an Illinois limited partnership (the "Borrower"), and LaSalle National Bank (the "Lender").

                             W I T N E S S E T H:

         WHEREAS, the Borrower and the Lender entered into that certain Loan Agreement, dated as of December 18, 1998 (as amended, restated, modified or supplemented and in effect from time to time, the "Loan Agreement"), pursuant to which the Lender extended certain credit facilities to Borrower (all such extensions of credit collectively referred to herein as the "Loans"), upon the terms and subject to the conditions set forth therein (capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement); and

         WHEREAS, as security for the Loans, Borrower executed and delivered that certain Pledge Agreement to the Lender, dated as of December 18, 1998 (as amended, restated, modified or supplemented and in effect from time to time, the "Pledge Agreement"); and

         WHEREAS, Borrower has requested that the Lender release the AIMCO Shares pledged as Collateral under the Pledge Agreement and consent to Borrower
(i) selling the pledged AIMCO Shares and (ii) using the proceeds of the AIMCO Sale to purchase 256,572 Prime Group Realty Partnership Units (the "Additional Partnership Units") to be pledged to Lender in substitution for the pledged AIMCO Shares; and

         WHEREAS, the Lender is willing to release the pledged AIMCO Shares and consent to their sale, subject to Borrower (i) consummating the sale of the AIMCO Shares, (ii) purchasing the Additional Partnership Units, (iii) pledging the Additional Partnership Units, (iv) delivering unit certificates evidencing the Additional Partnership Units to Lender as Collateral for the Loans, and (v) amending Lender's existing Uniform Commercial Code financing statements covering the Collateral, on the terms and conditions contained herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender hereby agree as follows:

         1. The Lender hereby agrees to release its lien on the AIMCO Shares pledged to the Lender pursuant to the Pledge Agreement as Collateral for the Loans, and hereby consents to the sale of the AIMCO Shares, subject to the following conditions:

               a) the Borrower shall sell the released AIMCO Shares (the "Released Shares") through an investment account with ABN AMRO Incorporated (the "ABN AMRO Account") for which the Borrower, the Lender and ABN AMRO Incorporated have entered into a restricted account agreement to evidence and
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               perfect the Lender's security interest in the Released Shares and all proceeds of, and substitutions for, the Released Shares;

               b) all proceeds from the sale of the Released Shares shall be held in the ABN AMRO Account until the Borrower consummates the purchase of the Additional Partnership Units;

               c) the Borrower shall direct the seller of the Additional Partnership Units to deliver the certificates evidencing the Additional Partnership Units to the ABN AMRO Account immediately upon consummation of the purchase of the Additional Partnership Units;

               d) the Borrower shall direct ABN AMRO Incorporated to deliver the certificates evidencing the Additional Partnership Units to the Lender upon ABN AMRO Incorporated's receipt of the Additional Partnership Units; and

               e) concurrently with the execution of this Amendment, the Borrower shall deliver to Lender an assignment separate from certificate executed in blank with respect to each certificate evidencing the Additional Partnership Units.

     2. The Loan Agreement is hereby amended by deleting Paragraph 5.15 and by deleting all reference elsewhere in the Loan Agreement to "Apartment Investment and Management Company," "AIMCO," and "AIMCO Shares."

     3. The Pledge Agreement is hereby amended as follows:

               a) by deleting all reference to "Apartment Investment and Management Company," "AIMCO," and "AIMCO Stock"; and

               b) by deleting Schedule 1 thereto in its entirety and, upon purchase of the Additional Partnership Units, replacing it with a new "Schedule 1" substantially in the form attached hereto.

     4. The Prime Group, Inc., an Illinois corporation, hereby ratifies its obligations under that certain Continuing Unconditional Guaranty, dated December 18, 1998, given by The Prime Group, Inc. in favor of the Lender.

     5. The Borrower hereby represents and warrants that its execution, delivery and performance of this Amendment, the Pledge Agreement and the Loan Agreement (both as amended hereby) are within its partnership powers and have been duly authorized by all requisite partnership action on its part and that this Amendment has been duly executed by Borrower and this Amendment, the Pledge Agreement and the Loan Agreement (both as amended hereby) constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy,
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insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity.

         6. The parties hereto hereby agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Pledge Agreement or the Loan Agreement other than as expressly set forth herein and further agree and acknowledge that the Pledge Agreement and the Loan Agreement both remain and continue in full force and effect.

         7. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart.

         8. This Amendment, taken with the Pledge Agreement and the Loan Agreement, embodies the entire agreement and understanding with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. Any reference to the Pledge Agreement or the Loan Agreement (howsoever each may be called) contained in any notice, request, certificate or other document shall be deemed to refer to the Pledge Agreement and the Loan Agreement, respectively, as amended by this Amendment unless the context shall otherwise expressly specify.

         9. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

      [Balance of page intentionally left blank; signature page follows.]

                                       3
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         IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment to Loan Documents, Consent and Limited Release as of the date first written above.

                                        PRIME GROUP VI, L.P.

                                        By:  PGLP, Inc., an Illinois
                                             corporation, as managing general
                                             partner

                                             By:/s/ Robert J. Rudnik
                                                ---------------------
                                             Name: Robert J. Rudnik
                                                  -------------------
                                             Title: Vice President
                                                   ------------------


                                        LASALLE NATIONAL BANK

                                        By:/s/ John C. Hein
                                           ------------------------
                                        Name: John C. Hein
                                             ----------------------
                                        Title: First Vice President
                                              ---------------------

Agreed to and Accepted as of the
29th day of January, 1999:

THE PRIME GROUP, INC.

By: /s/ Robert J. Rudnik
Name: Robert J. Rudnik
Title: Executive Vice President
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                                  SCHEDULE I
                                  ----------

                       Description of Pledged Collateral
                       ---------------------------------

A.  PLEDGED SHARES
    --------------

Issuer                                       Certificate No.        Shares
------                                       ---------------        ------

Brookdale Living Communities, Inc.           C0008                137,000
                                             C0009                137,000
                                             C0010                137,000
                                             C0011                137,000
                                             C0012                137,000
                                             C0013                137,000
                                             C0014                137,000
                                             C0015                137,000
                                             C0016                137,000
                                             C0017                137,000
                                             C0035                300,000
                                             C0043                673,327
                                             C0046              1,233,606
                                                                ---------
                                                                3,576,933


B.  PLEDGED UNITS
    -------------

    104,632 aggregate units of limited partnership interests in Prime Retail, L.P., a Delaware limited partnership, as evidenced by certificates #0027 for 43,000 units and #0028 for 61,632 units.

    304,097 units of limited partnership interests in Prime Group Realty, L.P., a Delaware limited partnership.